     As filed with the Securities and Exchange Commission on June 17, 1999
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                                   CONOCO INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                         51-0370352
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)


       600 NORTH DAIRY ASHFORD                                 77079
            HOUSTON, TEXAS                                   (Zip Code)
(Address of Principal Executive Offices)


                           ---------------------------


                                   CONOCO INC.
                    1998 KEY EMPLOYEE STOCK PERFORMANCE PLAN
                            (Full title of the plan)


                           ---------------------------


                                 R.A. HARRINGTON
                SENIOR VICE PRESIDENT, LEGAL, AND GENERAL COUNSEL
                                   CONOCO INC.
                             600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079
                     (Name and address of agent for service)

                                 (281) 293-1000
          (Telephone number, including area code, of agent for service)

                           ---------------------------



                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                        AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING     AMOUNT OF
    TITLE OF SECURITIES TO BE REGISTERED                REGISTERED (2)         SHARE (3)            PRICE (3)      REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Class B common stock, par value $.01 per share(1)         18,840,000          $27.844             $524,580,960        $145,833.51
===================================================================================================================================

(1) Includes the associated rights to purchase preferred stock, which initially are attached to and trade with the shares of Class B common stock being registered hereby.

(2) Consists of the number of shares of Class B common stock reserved for issuance pursuant to the Conoco Inc. 1998 Key Employee Stock Performance Plan (the "Plan").

(3) For the purposes of computing the registration fee, Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), provides that the fee may be computed either (i) upon the basis of the market price of securities of the same class or (ii) if there is no market for the securities to be offered, the book value of such securities. Although there is no market for the Class B common stock, Conoco estimates in good faith that, in accordance with the provisions of Rule 457(c), the maximum offering price of the Class B common stock registered hereunder is equal to the average of the high and low prices reported on the New York Stock Exchange for the Class A common stock on June 11, 1999.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Note: The document(s) containing the information concerning the Conoco Inc. 1998 Key Employee Stock Performance Plan, as amended (the "Plan"), required by Item 1 of Form S-8 and the statement of availability of registrant information, Plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Conoco Inc. will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, Conoco Inc. will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which Conoco Inc. has filed with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-14521), are incorporated in this registration statement by reference and shall be deemed to be a part hereof:

                  (1) Conoco Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended by Amendment No. 1 on Form 10-K/A;

                  (2) Conoco Inc.'s Current Report on Form 8-K, as filed with the Commission on March 23, 1999;

                  (3) Conoco Inc.'s Current Report on Form 8-K, as filed with the Commission on April 16, 1999;

                  (4) Conoco Inc.'s Quarterly Report on Form 10-Q for the period ended March 31, 1999; and

                  (5) the description of Conoco Inc.'s Class B common stock, par value $.01 per share, contained in Conoco Inc.'s registration statement on Form 8-A, as thereafter amended from time to time for the purpose of updating, changing or modifying such description.

         All documents filed by Conoco Inc. with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this registration statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed amendment or supplement to this registration statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, By-laws, disinterested director vote, stockholder vote, agreement or otherwise.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

         o any breach of the director's duty of loyalty to the corporation or its stockholders,

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

         o payments of unlawful dividends or unlawful stock repurchases or redemptions, or

         o any transaction from which the director derived an improper personal benefit.

         Article 5E(2) of Conoco Inc.'s Certificate of Incorporation provides that no director shall be personally liable to Conoco Inc. or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

         o any breach of the director's duty of loyalty to Conoco Inc. or its stockholders,

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

         o liabilities pursuant to section 174 of the Delaware General Corporation Law, or

         o any transaction from which the director derived an improper personal benefit.

Any repeal or modification of such Article 5E(2) shall not adversely affect any right or protection of a director of the Conoco Inc. for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Conoco Inc.'s By-laws provide for indemnification of directors and officers to the maximum extent permitted by Delaware law.

         Conoco Inc. has entered into indemnification agreements with each of its directors. Such agreements provide that, to the fullest extent permitted by applicable law, Conoco Inc. shall indemnify and hold each director harmless from and against any and all losses and expenses whatsoever (1) arising out of any event or occurrence related to the fact that such director is or was a director or officer of Conoco, Inc., is or was serving in another capacity with Conoco Inc., consented to be named as a person to be elected as a director of Conoco Inc. in connection with Conoco Inc.'s initial public offering of the common stock, or by reason of anything done or not done by such director in such capacity, and (2) incurred in connection with any threatened, pending or completed legal proceeding.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number               Document Description
-------              --------------------

  4.1        --      Second Amended and Restated Certificate of Incorporation of
                     Conoco Inc. (incorporated by reference to Exhibit 3.1 of the Quarterly Report of Conoco Inc. on Form 10-Q for the quarterly period ended September 30, 1998, File No.
                     001-14521).

  4.2        --      By-laws of Conoco Inc., as amended May 12, 1999
                     (incorporated by reference to Exhibit 3.2 of the Quarterly
                     Report of Conoco Inc. on Form 10-Q for the quarterly period ended March 31, 1999, File No. 001-14521).

  4.3        --      Form of certificate representing Conoco Inc. Class B common stock (incorporated by reference to Exhibit 4.2 of the registration statement of Conoco Inc. on Form S-1, Registration No. 333-60119).

  4.4        --      Rights Agreement dated as of October 19, 1998 between
                     Conoco Inc. and First Chicago Trust Company of New York, as
                     Rights Agent, which includes as Exhibit A the form of Certificate of Designations, Preferences and Rights of
                     Series A Junior Participating Preferred Stock, as Exhibit C the form of Class B Rights Certificate and as Exhibit D the Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 4.4 of the registration statement of Conoco Inc. on Form S-8, Registration No. 333-65977).

  4.5       --       Certificate of Designations, Preferences and Rights of
                     Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.5 of the registration statement of Conoco Inc. on Form S-8, Registration No. 333-65977).

  4.6       --       Amendment to Rights Agreement dated as of October 20, 1998 between Conoco Inc. and First Chicago Trust Company of New
                     York, as Rights Agent (incorporated by reference to Exhibit
                     4.6 of the registration statement of Conoco Inc. on Form
                     S-8, Registration No. 333-65977).

  4.7       --       Conoco Inc. 1998 Key Employee Stock Performance Plan, as
                     amended May 12, 1999 (incorporated by reference to Exhibit
                     10.3 of the Quarterly Report of Conoco Inc. on Form 10-Q for the quarterly period ended March 31, 1999, File No.
                     001-14521).

 *5.1        --      Opinion of Baker & Botts, L.L.P. as to the legality of
                     securities.

*23.1        --      Consent of PricewaterhouseCoopers LLP.

*23.2        --      Consent of Baker & Botts, L.L.P. (contained in Exhibit
                     5.1).

*24.1        --      Powers of Attorney (included on the signature page of this registration statement).

-----------------

*        Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 17, 1999.

                                            CONOCO INC.


                                            By:  /s/ Archie W. Dunham
                                               -------------------------------
                                                 Archie W. Dunham
                                                 President and Chief Executive
                                                 Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below appoints Archie W. Dunham, Robert W. Goldman, Rick A. Harrington and Gary M. Pfeiffer, and each of them, severally, as his true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him and in his name, place and stead in his capacity as a director or officer or both, as the case may be, of Conoco Inc., a Delaware corporation (the "Company"), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable the Company to comply with the Securities Act of 1933, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON JUNE 17, 1999.

                         SIGNATURE                                                    TITLE
                         ---------                                                    -----

                   /s/ Archie W. Dunham                                 President, Chief Executive Officer and Director
       -----------------------------------------------
                     Archie W. Dunham


                   /s/ Robert W. Goldman                                Senior Vice President, Finance, and Chief
       -----------------------------------------------                  Financial Officer (Principal Financial Officer)
                     Robert W. Goldman


                    /s/ W. David Welch                                  Controller (Principal Accounting Officer)
       -----------------------------------------------
                      W. David Welch


                 /s/ Edgar S. Woolard, Jr.                              Chairman of the Board and Director
       -----------------------------------------------
                   Edgar S. Woolard, Jr.


                    /s/ Ruth R. Harkin                                  Director
       -----------------------------------------------
                      Ruth R. Harkin



                  /s/ Frank A. McPherson                                Director
       -----------------------------------------------
                    Frank A. McPherson



                   /s/ Gary M. Pfeiffer                                 Director
       -----------------------------------------------
                     Gary M. Pfeiffer


                   /s/ William K. Reilly                                Director
       -----------------------------------------------
                     William K. Reilly


                   /s/ William R. Rhodes                                Director
       -----------------------------------------------
                     William R. Rhodes


                  /s/ Franklin A. Thomas                                Director
       -----------------------------------------------
                    Franklin A. Thomas


                                  EXHIBIT INDEX


 EXHIBIT NO.         DESCRIPTION
 -----------         -----------
  4.1        --      Second Amended and Restated Certificate of Incorporation of
                     Conoco Inc. (incorporated by reference to Exhibit 3.1 of
                     the Quarterly Report of Conoco Inc. on Form 10-Q for the
                     quarterly period ended September 30, 1998, File No.
                     001-14521).

  4.2        --      By-laws of Conoco Inc., as amended May 12, 1999
                     (incorporated by reference to Exhibit 3.2 of the Quarterly
                     Report of Conoco Inc. on Form 10-Q for the quarterly period ended March 31, 1999, File No. 001-14521).

  4.3        --      Form of certificate representing Conoco Inc. Class B common stock (incorporated by reference to Exhibit 4.2 of the
                     registration statement of Conoco Inc. on Form S-1,
                     Registration No. 333-60119).

  4.4        --      Rights Agreement dated as of October 19, 1998 between
                     Conoco Inc. and First Chicago Trust Company of New York, as
                     Rights Agent, which includes as Exhibit A the form of
                     Certificate of Designations, Preferences and Rights of
                     Series A Junior Participating Preferred Stock, as Exhibit C
                     the form of Class B Rights Certificate and as Exhibit D the
                     Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 4.4 of the registration statement
                     of Conoco Inc. on Form S-8, Registration No. 333-65977).

  4.5       --       Certificate of Designations, Preferences and Rights of
                     Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.5 of the registration statement
                     of Conoco Inc. on Form S-8, Registration No. 333-65977).

  4.6       --       Amendment to Rights Agreement dated as of October 20, 1998 between Conoco Inc. and First Chicago Trust Company of New
                     York, as Rights Agent (incorporated by reference to Exhibit
                     4.6 of the registration statement of Conoco Inc. on Form
                     S-8, Registration No. 333-65977).

  4.7       --       Conoco Inc. 1998 Key Employee Stock Performance Plan, as
                     amended May 12, 1999 (incorporated by reference to Exhibit
                     10.3 of the Quarterly Report of Conoco Inc. on Form 10-Q
                     for the quarterly period ended March 31, 1999, File No.
                     001-14521).

 *5.1        --      Opinion of Baker & Botts, L.L.P. as to the legality of
                     securities.

*23.1        --      Consent of PricewaterhouseCoopers LLP.

*23.2        --      Consent of Baker & Botts, L.L.P. (contained in Exhibit
                     5.1).

*24.1        --      Powers of Attorney (included on the signature page of this registration statement).

-----------------

*        Filed herewith.